                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  FORM 8-K/A

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  January 14, 1996

                             Cheniere Energy, Inc.
                             ---------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


             2-63115                                 95-4352386
             -------                                 ----------
    (Commission File Number)               (IRS Employer Identification No.)

Two Allen Center
1200 Smith Street
Houston, Texas                                          77002
-------------------------                               -----
(Address of principal executive office)               (Zip code)


Registrant's telephone number, including area code:  (713) 659-1361
                                                     --------------

                                     None
        ---------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events
         ------------

        As previously reported on Forms 8-K dated December 18, 1996 and
January 2, 1997, the Company has recently issued 1,317,721 shares of Common Stock to subscribers pursuant to Regulation D and Regulation S resulting in net proceeds to the Company of $2,969,123.

        In order to better reflect the financial condition of the Company as a result of these sales, the Company has prepared interim financial statements for the four month period ended December 31, 1996. These financial statements are attached.

                     CHENIERE ENERGY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                    CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               DECEMBER 31, 1996


    ASSETS
CURRENT ASSETS
  Cash                                                   $ 2,419,264
  Prepaid Expenses And Other Current Assets                    6,632
                                                         -----------

  TOTAL CURRENT ASSETS                                     2,425,896
                                                         -----------

PROPERTY AND EQUIPMENT, NET                                   50,315
                                                         -----------

OTHER ASSETS
  Investment in 3-D Exploration Program                    6,000,000
  Security Deposit                                               500
                                                         -----------

  TOTAL OTHER ASSETS                                       6,000,500
                                                         -----------

  TOTAL ASSETS                                           $ 8,476,711
                                                         ===========


    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts Payable and Accrued Expenses                  $   261,838
  Advance from Officers                                          961
                                                         -----------

    TOTAL LIABILITIES                                        262,799
                                                         -----------

STOCKHOLDERS' EQUITY
  Common Stock - $.003 Par Value
   Authorized 20,000,000 shares;
   11,942,515 Issued and Outstanding                          35,828
  Preferred Stock - Authorized
   1,000,000 shares; None Issued
   and Outstanding                                                 -
  Additional Paid-in-Capital                               8,499,934
  Deficit Accumulated During the Development Stage          (321,850)
                                                         -----------

    TOTAL STOCKHOLDERS' EQUITY                             8,213,912
                                                         -----------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $ 8,476,711
                                                         ===========

See Accompanying Notes to Financial Statements.

                     CHENIERE ENERGY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
               CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                         Four Months
                                                             Ended              Cumulative
                                                         December 31,          from Date of
                                                             1996                Inception
                                                         -------------         -------------
Revenue                                                   $         -           $         -
                                                          -----------           -----------

General and Administrative Expenses                           192,330               266,144
Interest Expense                                               15,002                34,835
                                                          -----------           -----------
                                                              207,332               300,979
                                                          -----------           -----------

Loss from Operations Before Other Income                   (  207,332)           (  300,979)

Interest Income                                                 7,329                 9,129
                                                          -----------           -----------
Loss From Operations Before Income Taxes                   (  200,003)           (  321,850)

Provision for Income Taxes                                          -                     -
                                                          -----------           -----------

Net Loss                                                  $(  200,003)          $(  321,850)
                                                          ===========           ===========

Loss Per Share                                            $(     .019)          $(     .034)
                                                          ===========           ===========

Weighted Average Number of Shares Outstanding              10,588,060             9,510,276
                                                          ===========           ===========


See Accompanying Notes to Financial Statements.

                     CHENIERE ENERGY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)




                                                       Common Stock           Additional                             Total
                                                 ------------------------       Paid-in         Retained          Stockholders'
                                     Per Share     Shares       Par Value       Capital          Deficit             Equity
                                     ---------   ----------     ---------     -----------      -----------        -----------
Sales of Founders Shares on
  April 9, 1996                      $   0.012  $ 6,242,422     $  18,727     $    56,276      $         -        $    75,003

Sales of Shares on
  May 3, 1996                            1.50     2,000,000         6,000       2,994,000                -          3,000,000

Issuance of Shares to an
  Employee on July 1, 1996               1.00        30,000            90          29,910                -             30,000

Issuance of Shares in
  Reorganization to Former
  Bexy Shareholders                         -       600,945         1,803          (1,803)               -                  -

Sale of Shares on July 30, 1996          2.00        50,000           150          99,850                -            100,000

Sale of Shares on August 1, 1996         2.00       508,400         1,525       1,015,275                -          1,016,800

Sale of Shares on August 30, 1996        2.00       500,000         1,500         998,500                -          1,000,000

Expenses Related to Offering                -             -             -       ( 686,251)               -           (686,251)

Issuance of Warrants                        -             -             -          12,750                -             12,750

Net Loss                                    -             -             -               -        ( 121,847)         ( 121,847)
                                                 ----------     ---------     -----------      -----------        -----------
Balance - August 31 1996                          9,931,767     $  29,795     $ 4,518,507      $ ( 121,847)       $ 4,426,455

Sale of Shares on September 12, 1996     2.00        50,000           150          99,850                -            100,000

Sale of Shares on September 16, 1996     2.00        80,250           241         160,259                -            160,500

Conversion of Debt                       2.00       105,000           315         209,685                -            210,000

Sale of Shares on October 30, 1996       2.00       457,777         1,374       1,028,627                -          1,030,001

Issuance of Warrants                        -             -             -           6,450                -              6,450

Sale of Shares on December 6, 1996       2.25       475,499         1,426       1,068,448                -          1,069,874

Sale of Shares on December 9, 1996       2.50       400,000         1,200         998,800                -          1,000,000

Sale of Shares on December 11, 1996      2.25        22,222            67          49,933                -             50,000

Sale of Shares on December 19, 1996      2.50       200,000           600         499,400                -            500,000

Sale of Shares on December 20, 1996      2.50       220,000           660         549,340                -            550,000

Expenses Related to Offering                -             -             -       ( 689,365)               -          ( 689,365)

Net Loss                                    -             -             -               -        ( 200,003)         ( 200,003)
                                                 ----------     ---------     -----------      -----------        -----------

Balance - December 31, 1996                      11,942,515     $  35,828     $ 8,499,934      $ ( 321,850)       $ 8,213,912
                                                 ==========     =========     ===========      ===========        ===========

All of the Sales of Shares indicated above were made pursuant to private placement transactions.

See Accompanying Notes to Financial Statements.

                     CHENIERE ENERGY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
              CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                                                                      Four Months               Cumulative
                                                                         Ended                 from Date of
                                                                   December 31, 1996             Inception
                                                                 --------------------        -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                                         $(  200,003)               $  (  321,850)
  Adjustments to Reconcile Net Loss to
   Net Cash Used by Operating Activities:
  Depreciation                                                           2,695                        6,248
  Compensation Paid in Common Stock                                          -                       30,000
  (Increase) in Prepaid Expenses and Other Current Assets           (    1,832)                  (    6,632)
  (Increase) in Security Deposit                                             -                   (      500)
  Increase (Decrease) in Accounts Payable and Accrued Expenses      (   31,056)                     261,848
  Increase in Advance from Officers                                          -                          961
                                                                   -----------                  -----------

NET CASH USED BY OPERATING ACTIVITIES                               (  230,196)                  (   29,875)
                                                                   -----------                  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Furniture, Fixtures and Equipment                     (    6,180)                  (   56,623)
  Investment in 3-D Exploration Program                             (2,000,000)                  (6,000,000)
                                                                    ----------                  -----------
NET CASH USED BY INVESTING ACTIVITIES                               (2,006,180)                  (6,056,623)
                                                                   -----------                  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of Loan                                                           -                      425,000
  Repayment of Loan                                                 (  215,000)                  (  215,000)
  Sale of Common Stock                                               4,460,375                    9,652,178
  Issuance of Warrants                                                   6,450                       19,200
  Offering Costs                                                    (  689,365)                  (1,375,616)
                                                                   -----------                  -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                            3,562,460                    8,505,762
                                                                   -----------                  -----------
NET INCREASE IN CASH                                                 1,326,084                    2,419,264

CASH - BEGINNING                                                     1,093,180                            -
                                                                   -----------                  -----------
CASH - DECEMBER 31, 1996                                           $ 2,419,264                    2,419,264
                                                                   ===========                  ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash Paid for Interest                                           $     8,552
                                                                   ===========
  Cash Paid for Income Taxes                                       $         -
                                                                   ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCIAL ACTIVITIES:
  Common stock totalling 105,000 shares was issued upon the conversion of $210,000 of debt.

See Accompanying Notes to Financial Statements.

                     CHENIERE ENERGY, INC. AND SUBSIDIARY
                     (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 1996


NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING
        ---------------------------------

        a)   Basis of Presentation
             ---------------------

             The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Certain reclassifications have been made to the prior period to conform to the current period's presentation.

             For further information refer to the financial statements and footnotes included in the Registrant's Annual Report on form 10-K for the period ended August 31, 1996.

             The results of operations for any interim period are not necessarily indicative of the results to be expected for the full fiscal year ended August 31, 1997.

             The accompanying consolidated financial statements include the accounts of Cheniere Energy, Inc. ("The Company") and its 100% owned subsidiaries, Cheniere Energy Operating Co., Inc. ("Cheniere Operating") and Cheniere Energy California, Inc. ("Cheniere California"). Accordingly, all references herein to Cheniere Energy, Inc. or the "Company" include the consolidated results of its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

             The Company is currently a development stage enterprise under the provisions of SFAS No. 7. The Company's future business will be in the field of oil and gas exploration and exploitation.

        b)   Line of Business
             ----------------

             Cheniere Operating is a Houston-based company formed for the purpose of oil and gas exploration and exploitation. The Company is currently involved in a joint exploration program which is engaged in the exploration for oil and natural gas along the Gulf Coast of Louisiana, onshore and in the shallow waters of the Gulf of Mexico. The Company commenced its oil and gas activities through such joint program in April 1996.

        c)   Cash and Cash Equivalents
             -------------------------
             The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

        d)   Concentration of Credit Risk
             ----------------------------

             The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the year.

        e)   Property and Equipment
             ----------------------

             Property and equipment are recorded at cost. Repairs and maintenance costs are charged to operations as incurred. Depreciation is computed using the straight-line method calculated to amortize the cost of assets over their estimated useful lives, generally five to seven years. Upon retirement or other disposition of property and equipment the cost and related depreciation will be removed from the accounts and the resulting gains or losses recorded.

                     CHENIERE ENERGY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING (CONTINUED)
        ---------------------------------

        f)   Income Taxes
             ------------

             Income taxes are provided for based on the liability method of accounting pursuant to Statement of Financial Accounting Standards
             (SFAS) No. 109, "Accounting for Income Taxes". Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

        g)   Use of Estimates
             ----------------

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        h)   Loss Per Share
             --------------

             Loss per share is based on the weighted average number of shares of common stock outstanding during the period.

        i)   Offering Costs
             --------------

             Offering costs consist primarily of placement fees, professional fees and printing costs. These costs are charged against the proceeds of the sale of common stock in the periods in which they occur.

NOTE 2- PROPERTY AND EQUIPMENT
        ----------------------

             Property and equipment at December 31, 1996 consist of the following:

             Furniture and Fixtures              $29,914
             Office Equipment                     26,700
                                                 -------
                                                  56,614
             Less:  Accumulated Depreciation       6,299
                                                 -------
             Property and Equipment - Net        $50,315
                                                 =======
             Depreciation expense for the four months ended December 31, 1996 was $2,695.

NOTE 3- REORGANIZATION
        --------------

     On July 3, 1996 Cheniere Operating consummated the transactions (the "Reorganization") contemplated in the Agreement and Plan or Reorganization (the "Reorganization Agreement") dated April 16, 1996 between Cheniere Operating and Bexy Communications, Inc., a publicly held Delaware corporation ("Bexy"). Under the terms of the Reorganization Agreement, Bexy transferred its existing assets and liabilities to Mar Ventures Inc., its wholly-owned subsidiary ("Mar Ventures"), Bexy received 100% of the outstanding shares of Cheniere Operating (which aggregated 824.2422 common shares outstanding prior to a 10,000 to 1 stock split which was effected immediately prior to the Reorganization) and the former shareholders of Cheniere Operating received 8,242,422 newly issued shares of Bexy common stock, representing 93% of the then issued and outstanding Bexy shares. Immediately following the Reorganization, the Original Bexy Stockholders held the remaining 600,945 (7%) of the outstanding Bexy stock. This stock split has been given retroactive effect in the financial statements. As a result of the completion of the share exchange a change in the control of the Company occurred. The transaction has been accounted for as a recapitalization of Cheniere Operating. In accordance with the terms of the Reorganization Agreement, Bexy changed its name to Cheniere Energy, Inc. Subsequently, the Company distributed the outstanding capital stock of Mar Ventures to the original holders of Bexy common stock.

     The financial statements presented include only the accounts of Cheniere and its subsidiaries since Cheniere Operating's inception (February 21, 1996). While Cheniere Operating did obtain a presence in the public market through the recapitalization, it did not succeed to the business or assets of Bexy. For this reason, the value of the shares issued to the former Bexy shareholders has been deemed to be de minimus and, accordingly, no value has been assigned to those shares.

                     CHENIERE ENERGY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 4- INVESTMENT IN 3-D EXPLORATION PROGRAM
        -------------------------------------

     The Company has entered into a 3-D Exploration Program pursuant to an Exploration Agreement between the Company and Zydeco Exploration, Inc. ("Zydeco"), an operating subsidiary of Zydeco Energy, Inc. (the "Exploration Agreement"), with regard to a new proprietary 3-D seismic exploration project in southern Louisiana (the "3-D Exploration Program"). The Company has the right to earn up to a 50% participation in the 3-D Exploration Program. The Company believes that the 3-D seismic survey (the "Survey") is the first of its size within the Transition Zone of Louisiana, an area extending a few miles on either side of the Louisiana State coastline.

     The Survey is to be conducted over certain areas located within a total area of approximately 255 square miles running generally 5 miles south and 3 to 5 miles north of the coastline in the most westerly 28 miles of West Cameron Parish, Louisiana (the "Survey AMI"). The 3-D Exploration Program does not currently have rights to survey the entire Survey AMI and the extent of the Survey AMI which the 3-D Exploration Program will be entitled to survey is dependent upon its ability to obtain survey permits and similar rights. Currently, the 3-D Exploration Program has permits and similar rights to survey approximately 80% of the Survey AMI and is attempting to acquire rights to Survey additional portions of the Survey AMI. There is no assurance that the 3-D Exploration Program will successfully obtain rights to survey additional portions of the Survey AMI, nor that it will be successful in acquiring farmouts, lease options (other than those already obtained), leases, or other rights to explore or recover oil and gas.

     As of December 31, 1996, the Company has an investment of $6,000,000 in the 3-D Exploration Program. Under the terms of the Exploration Agreement, the Company is still required to make monthly payments to the 3-D Exploration Program aggregating, at least, $7.5 million. The Company's potential participation in the 3-D Exploration Program could be significantly reduced in the event of a failure by the Company to make such required monthly payments when due.

     Upon completion of the Company's funding of the 3-D Exploration Program, the investment (reserves) will be accounted for using the full cost method. The Company's financial statements will reflect its proportionate interest in the assets, liabilities, revenues and expenses with respect to the 3-D Exploration Program.

NOTE 5- NOTES PAYABLE
        -------------

     During June 1996, Cheniere Operating borrowed $425,000 through a private placement of short term promissory notes with an initial interest rate of 8% (the "Notes"). The Notes were due on September 14, 1996 (the "Maturity Date"). In connection with the placement of the Notes, Cheniere Operating issued warrants, which, following the Reorganization, were exchanged for an aggregate of 141,666 and 2/3 (as adjusted for the 10,000 to 1 stock split referred to in Note 3) warrants to purchase shares of the Common Stock, to the holders of the Notes (the "Noteholders"), each of which warrants entitles the holder to purchase one share of the Common Stock at an exercise price of $3.00 per share at any time on or before June 14, 1999. Pursuant to APB 14, the warrants issued have been valued at the differential rate between the initial interest rate (8%) and the estimated market rate (20%), applied to the principal balance. This value, $12,750, has been credited to additional paid-in capital.

     Failure by the Company to pay all amounts due and payable under the Notes by the Maturity date constitutes an event of default thereunder. In such an event of default, the interest rate applicable to any outstanding Notes would increase to 13%. In addition, the holders of such outstanding Notes would be entitled to receive up to an aggregate of 42,500 additional warrants (on similar terms) for each month, or partial month, any amounts remain due and payable following the Maturity date, up to a maximum aggregate number of 170,000 such additional warrants. The proceeds from the placement of the Notes were applied toward professional expenses and used for working capital.

     Effective as of September 14, 1996, certain of the note holders converted their notes into common stock at a price of $2 per share. As a result, 105,000 shares were issued to retire $210,000 of notes.

                      CHENIERE ENERGY, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 5- NOTES PAYABLE (CONTINUED)
        -------------

     In addition, an individual note holder purchased the promissory notes of the remaining note holders. The holder thus held notes totalling $215,000. As per the terms of the notes (as described above), the interest rate on these outstanding notes increased to 13% per annum, effective September 14, 1996. The holder of the notes was also entitled to receive up to an aggregate of 21,500 additional warrants for each month, or partial month, any amounts remain due and payable after September 14, 1996, up to a maximum aggregate number of 86,000 such additional warrants. On December 13, 1996, the Company repaid the $215,000 notes and related accrued interest. Upon repaying the notes, the Company issued 64,500 warrants in accordance with the loan agreement. Pursuant to APB 14, these additional warrants have been valued at the differential rate between the rate charged (13%) and the then estimated market rate (25%), applied to the principal balance for each month outstanding after September 14, 1996. This value, $6,450, has been credited to additional paid-in capital.


NOTE 6- INCOME TAXES
        ------------

     At December 31, 1996, the Company had net carryforward losses of approximately $1,442,933. A valuation allowance equal to the tax benefit for deferred taxes has been established due to the uncertainty of realizing the benefit of the tax carryforward.

     Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 1996 are as follows:

        Deferred Tax Assets
          Loss Carryforwards               $  490,000

        Less:  Valuation Allowance          ( 490,000)
                                           ----------

        Net Deferred Tax Assets            $        -
                                           ==========

    Net operating loss carryforwards expire starting in 2006 through 2011. Per year availability is subject to change of ownership limitations under Internal Revenue Code Section 382.

NOTE 7- WARRANTS
        --------

     The Company has issued and outstanding certain warrants described herein.

     The Company has issued and outstanding 141,666 and 2/3 (as adjusted for the 10,000 to 1 stock split referred to in Note 3) warrants (collectively, the "June Warrants"), each of which entitles the registered holder thereof to purchase one share of Common Stock. The June Warrants are exercisable at any time on or before June 14, 1999, at an exercise price of $3.00 per share (subject to customary anti-dilution adjustments). The exercise price was determined at a 100% premium to the sale price of Cheniere Operating Stock by private placement during May, 1996. The June Warrants were originally issued by Cheniere Operating and were converted to warrants of Cheniere following the Reorganization. The June Warrants were issued to a group of 11 investors in connection with a private placement of unsecured promissory notes. (See Note 5). Pursuant to APB 14, the warrants issued have been valued at the differential rate between the initial interest rate (8%) and the estimated market rate (20%), applied to the principal balance. This value, $12,750, has been credited to additional paid-in capital.

     Effective September 14, 1996, the Company failed to pay all amounts due and payable under the Notes by the Maturity Date. Certain of the noteholders converted their notes into 105,000 shares of common stock.

                     CHENIERE ENERGY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 7- WARRANTS (CONTINUED)
        --------

     An individual note holder purchased the promissory notes of the remaining note holders. As per the terms of the notes, the holder was also entitled to receive up to an aggregate of 21,500 additional warrants for each month, or partial month, any amounts remain due and payable after September 14, 1996, up to a maximum aggregate number of 86,000 such additional warrants. On December 14, 1996, upon repaying the notes, the Company issued an additional 64,500 warrants. Pursuant to APB 14, these additional warrants have been valued at the differential rate between the rate charged (13%) and the then estimated market rate (25%), applied to the principal balance for each month outstanding after September 14, 1996. This value, $6,450, has been credited to additional paid-in capital.

     In consideration of certain investment advisory and other services to the Company, pursuant to warrant agreements each dated as of August 21, 1996, the Company issued warrants to purchase 13,600 and 54,400 shares of Common Stock, (collectively the "Adviser Warrants"). The Adviser Warrants are exercisable at any time on or before May 15, 1999 at an exercise price of $3.00 per share (subject to customary anti-dilution adjustments). The exercise price represents the approximate market price of the underlying Common Stock at the time of the transaction.


     In connection with the July and August 1996 placement of 508,400 shares of Common Stock, the Company issued warrants to purchase 12,500 shares of Common Stock to one of two distributors who placed the shares. Such warrants are exercisable on or before the second anniversary of the sale of the shares of Common Stock at an exercise price of $3.125 per share (subject to customary anti-dilution adjustments). The exercise price represents the approximate market price of the underlying Common Stock at the time of the transaction.

     In late August 1996, the Company sold 100,000 units, each such unit consisting of 5 shares of Common Stock and a warrant to purchase one share of Common Stock. Each such warrant is exercisable on or before September 1, 1999 at an exercise price of $3.125 per share (subject to customary anti-dilution adjustments). The exercise price represents the approximate market price of the underlying Common Stock at the time of the transaction.

     The Warrants do not confer upon the holders thereof any voting or other rights of a stockholder of the Company.

NOTE 8- STOCK OPTIONS
        -------------

     The Company has granted certain options to purchase shares of Common Stock to 2 executives. Such options aggregate 300,000 shares at an exercise price of $3.00 per share. The options vest and are exercisable as follows:

        1) 75,000 options vest and become exercisable on June 1, 1997 and expire June 1, 2001.

        2) 75,000 options vest and become exercisable on June 1, 1998 and expire June 1, 2001.

        3) 150,000 options vest and become exercisable in equal annual installments of 25% each on the first through fourth anniversary of July 16, 1996 and expire July 16, 2001.

     In addition, the Company has granted options to the former President of the Company. The holder has the option to acquire 19,444 and 2/3 shares of Common Stock at an exercise price of $1.80 per share. The options expire November 11, 2003.

     The disclosure provisions of SFAS No. 123 do not have a material effect on the financial statements.

                     CHENIERE ENERGY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 9- COMMON STOCK RESERVED
        ---------------------

     The Company has reserved 322,166 and 2/3 share of Common Stock for insurance upon the exercise of outstanding warrants (See Note 8).

     The Company has reserved 319,444 and 2/3 shares of Common Shares for insurance upon the exercise of outstanding options (See Note 9).

NOTE 10- COMMITMENTS AND CONTINGENCIES
         -----------------------------

         1) The Company subleases its Houston, Texas headquarters from Zydeco under a month-to-month sublease.

         2) On December 20, 1996, Cheniere California signed a Purchase and Sale Agreement with Poseidon Petroleum, LLC, ("Poseidon") to acquire Poseidon's 60% working interest in six undeveloped leases in the Bonito Unit of the Pacific Outer Continental Shelf (OCS) off Santa Barbara County California. The combined working interest of the six leases are equal to a 47% working interest in the Bonito Unit, which includes a seventh lease that Poseidon has no interest in. Poseidon estimates that the net proved undeveloped reserves attributable to its interest are approximately 47 million barrels of oil equivalent. As payment for this interest, Poseidon will receive production payments aggregating $18,000,000 to be paid as three percent of the production revenue from the leases being assigned. Minimum prepayments from the annual production payment shall be made at the rate of $540,000 per year, payable in advance. Poseidon will receive the first minimum prepayment of $540,000 at closing. Poseidon will have a reverse report prepared with respect to the leases which is subject to Cheniere California's acceptance. The principal amount of the production payment and the required minimum yearly payments are subject to adjustment based on the results of the revenue report. Closing of the transaction is subject to the satisfaction of certain conditions by Poseidon and Cheniere California.

NOTE 11- SUBSEQUENT EVENTS

         As previously disclosed, Cheniere California signed a Purchase and Sale Agreement with Poseidon Petroleum, LLC ("Poseidon") to acquire Poseidon's 60% working interest in the Bonito Unit of the Pacific
         Outer Continental Shelf offshore Santa Barbara County, California. Cheniere California and Poseidon have mutually agreed to terminate the Purchase and Sale Agreement pursuant to the terms thereof, and that upon termination, neither party thereto shall have any liability thereunder. The Company has decided that it is in its best interests at this time to concentrate its resources on the 3-D Exploration Program.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CHENIERE ENERGY, INC.



                                       By:/s/ KEITH F. CARNEY
                                          -------------------------
                                          Keith F. Carney
                                          Chief Financial Officer


Date:  June 25, 1997